Exhibit 99.1

pingtan marine enterprise Has Access to fishing licenses from TIMOR-LESTE

Company-Controlled Vessels Expected to Operate in Timor-Leste

FUZHOU, China, August 4, 2016 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (hereafter referred to as “Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that thirteen fishing vessels controlled by the Company have obtained fishing licenses from the Ministry of Agriculture and Fisheries of Democratic Republic of Timor-Leste and are expected to operate in the sea area of Democratic Republic of Timor-Leste.

These thirteen fishing vessels are currently under the modification process to change their fishing method in order to meet the fishing requirements of Democratic Republic of Timor-Leste. The Company expects to complete the modification of these fishing vessels by the third quarter of 2016 and place them in operation after completion of all related procedures.

Additional information on Timor-Leste’s fishing industry can be found at the Food and Agricultural Organization of the United Nations (http://www.fao.org/fishery/facp/TLS/en).

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented: “This cooperation with Democratic Republic of Timor-Leste is an important step towards our development direction. Our management will dedicate ourselves to further expanding our company’s harvesting regions as a measure to reduce our dependency on a single territory and improve revenue as well as promote the economic development of Timor-Leste.”

List of 13 Fishing Vessels

	Name of Vessel	Type of Fishing Method (Used)	Type of Fishing Method (Modified)	Area of Fishing	Date of Building	Gross Tonnage/Net Tonnage
1	FU YUAN YU 9607	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	08/25/2014	225/67
2	FU YUAN YU 9608	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	08/25/2014	225/67
3	FU YUAN YU 9609	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	09/23/2014	225/67
4	FU YUAN YU 9610	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	09/23/2014	225/67
5	FU YUAN YU 9611	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	09/23/2014	225/67
6	FU YUAN YU 9613	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	09/23/2014	225/67
7	FU YUAN YU 9614	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	09/23/2014	225/67
8	FU YUAN YU 9615	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	09/23/2014	225/67
9	FU YUAN YU 9616	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	10/17/2014	225/67
10	FU YUAN YU 9617	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	10/17/2014	225/67
11	FU YUAN YU 9618	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	10/17/2014	225/67
12	FU YUAN YU 9620	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	10/17/2014	225/67
13	FU YUAN YU 9621	Single Boat Trawler	Drift-net Fishing	Democratic Republic of Timor-Leste	10/17/2014	225/67

Pingtan includes the valuation reports for these thirteen vessels on its website at the following link:

http://www.ptmarine.com/fishing-operations/our-vessels

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectation of completing the modification 13 fishing vessels by the third quarter of 2016and placing them in operation thereafter, and Pingtan’s efforts and ability to expand into new fishing territories, improve revenue, and promote the economic development of Timor-Leste. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com